Exhibit 1.01

International Game Technology PLC

Conflict Minerals Report

For The Year Ended December 31, 2014

This Conflict Minerals Report (this “Report”) of International Game Technology PLC (the “Company”) for the year ended December 31, 2014 is presented to comply with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

International Game Technology PLC, a public limited company organized under the laws of England and Wales, is the successor of GTECH S.p.A. (“GTECH”), an Italian corporation (società per azioni), and the parent of International Game Technology (“Legacy IGT”), a Nevada corporation.  On April 7, 2015, GTECH merged (the “Holdco Merger”) with and into the Company, and IGT merged (the “Subsidiary Merger” and, together with the Holdco Merger, the “Mergers”) with and into Georgia Worldwide Corporation, a Nevada corporation and wholly owned subsidiary of the Company (“Sub”), with Legacy IGT surviving the Subsidiary Merger, all pursuant to the Agreement and Plan of Merger, dated as of July 15, 2014, as amended, by and among the Company, GTECH, GTECH Corporation, a Delaware corporation (solely with respect to Section 5.02(a) and Article VIII), Sub and Legacy IGT. The objective of the Mergers was to combine GTECH’s and Legacy IGT’s businesses.

Prior to the Mergers, Legacy IGT’s common stock was registered with the U.S. Securities and Exchange Commission (the “SEC”) and Legacy IGT filed reports with the SEC pursuant to the Exchange Act.  By contrast, GTECH, an Italian company, was not an SEC registrant and was not subject to the reporting requirements of the Exchange Act.  Pursuant to Instruction 3 to Item 1.01, this Form SD and Conflict Minerals Report covers those segments of the Company that were part of Legacy IGT prior to the Mergers (i.e., the land-based machine products manufacturing business of Legacy IGT).  The Company is providing this report so that shareholders of the Company who were previously shareholders of Legacy IGT will receive conflict minerals disclosure about Legacy IGT that they would have received had Legacy IGT not engaged in the Mergers.

Unless otherwise indicated or the context otherwise requires, as used in this report, the terms “we,” us,” and “our” refer to the land-based machine products manufacturing business of Legacy IGT.

As used in this Report:

•                  “Conflict Minerals” means columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten, that are necessary to the functionality or production of a product;

•                  “Covered Countries” means the Democratic Republic of the Congo (“DRC”) and adjoining countries;

•                  “Covered Products” means Legacy IGT’s manufactured land-based machine products (including, but not limited to, slot machines, video poker machines, video lottery terminals, and electronic or video bingo machines);

•                  “DRC conflict free” means, with respect to a product, that such product does not contain Conflict Minerals that directly or indirectly finance or benefit armed groups in the Covered Countries; and

•                  “Reporting Period” means the year ended December 31, 2014.

Pursuant to the Rule, and as further described below, we undertook due diligence measures on the source and chain of custody of Conflict Minerals contained in Covered Products that we had reason to believe may have originated from the Covered Countries, and may not have come from recycled or scrap sources.

SEC Final Rule on Conflict Minerals

The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to “conflict minerals” as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.  The Rule imposes certain reporting obligations on SEC registrants whose products contain Conflict Minerals, excepting Conflict Minerals that, prior to January 31, 2013, were located “outside of the supply chain” (as defined in the Rule).  For products that contain Conflict Minerals, the registrant must conduct in good faith a reasonable country of origin inquiry designed to determine whether any of the Conflict Minerals originated in any of the Covered Countries.  If, based on such inquiry, the registrant knows or has reason to believe that any of the Conflict Minerals contained in its products originated or may have originated in a Covered Country and knows or has reason to believe that those Conflict Minerals may not be solely from recycled or scrap sources, the registrant must conduct due diligence on the source and chain of custody of those minerals.

1.              Company and Product Overview

We are a global gaming company specializing in the design, development, manufacture, and marketing of casino-style gaming equipment, systems technology, and game content across multiple platforms—land-based, online real-money and online social. As referenced above, this Report covers the activities of the land-based machine products manufacturing business of Legacy IGT, which, from an entity standpoint prior to the Mergers, included Legacy IGT and all of its majority-owned subsidiaries and variable interest entities that were required to be consolidated under applicable accounting authority.

Based upon our internal assessment, the Rule applies to materials used in the Covered Products.  Hardware purchased for installation with our systems technology products is not manufactured or contracted for manufacture by us; consequently, the policies and procedures described in this Report have not been applied to our systems technology products.

We recognize that the use of Conflict Minerals is necessary in the production of the Covered Products.  We seek to ensure that any Conflict Minerals within the manufacturing process for our Covered Products that originate from the Covered Countries are DRC conflict free. In furtherance of the foregoing, we have implemented policies and procedures to comply with the Rule requirements, including a Conflict Minerals Policy.

2.              Conflict Minerals Diligence Program and Due Diligence Process

The due diligence program we use to identify and trace the Conflict Minerals in our supply chain for Covered Products is based on procedures and tools provided by the Electronic Industry Citizenship Coalition (“EICC”), the Global e-Sustainability Initiative (“GeSI”) and the Organization for Economic Cooperation and Development (“OECD”).  For the Reporting Period, we requested that suppliers whose products contain Conflict Minerals submit information to us using the standardized EICC/GeSI Conflict Minerals Reporting Template Rev 2.03a Final (the “Template”) that traces the Conflict Minerals back through the supply chain. The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain.  It includes questions regarding a company’s DRC conflict free policy and engagement with its direct suppliers as well as a listing of the smelters used by the supplier and its sub-suppliers. In addition, the Template contains questions regarding the origin of Conflict Minerals included in suppliers’ products as well as supplier due diligence.  We also request that our suppliers adopt a Conflict Minerals policy to reasonably assure that the Conflict Minerals in the products they manufacture are DRC conflict free. We request suppliers to set forth in their policies their responsibility for establishing a due diligence program to ensure DRC conflict free supply chains, and suppliers are requested to report their due diligence efforts to us.  We review responses and maintain records of our due diligence activities as well as responses.  We expect suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

We request confirmation from suppliers that they have adopted a Conflict Minerals policy and are in compliance with such policy in all material respects.  We also retain the right to utilize alternate suppliers in the event that a supplier is unwilling or unable to comply with our requests. We also request that our suppliers report to us their due diligence efforts for identifying the supply chain of Conflict Minerals within their process as well as their findings.  We conduct audits of certain suppliers to ensure consistency with our policies and supplier requirements.

Our due diligence process defines steps and review processes deemed necessary for us to comply with the Rule. Our due diligence policies, procedures and processes have been developed with consideration of the second edition of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related supplements for Conflict Minerals.  Specific procedures include defining suppliers that are affected by Conflict Minerals, identifying risks, communicating supplier responsibilities, utilizing a cross-functional team, collecting necessary information, and maintaining records of activity, responses and conclusions.

Suppliers are responsible for reporting due diligence efforts by completing and submitting the Template and a conflict minerals policy to us. In connection with the foregoing, our cross-functional team undertakes the following:

•                  Monitors which suppliers provide products containing Conflict Minerals;

•                  Distributes a Conflict Minerals letter with an environmental policy and the Template to all suppliers determined to be in scope;

•                  Tracks which suppliers have responded and retains the suppliers’ Template and policies;

•                  Analyzes responses and conducts further diligence if warranted;

•                  Maintains smelter information from suppliers and checks smelter identifications (ID’s) against the Active Smelters & Refiners list on the Conflict Free Smelter Program website; and

•                  Periodically reports to senior management with respect to due diligence process and compliance obligations.

3.              Description of Due Diligence Measures Performed

Below is a description of the measures we performed for the Reporting Period to exercise due diligence on the source and chain of custody of Conflict Minerals contained in the Covered Products that we had reason to believe may have originated from the Covered Countries and may not have come from recycled or scrap sources.

To identify relevant suppliers subject to due diligence, we reviewed all 215 North America suppliers where over 95% of production of the Covered Products occurs. We removed suppliers from whom we did not purchase materials for the Covered Products during the Reporting Period.  Suppliers were determined to be out of scope if the materials purchased from them either did not contain Conflict Minerals or did not go into any of the Covered Products. If any uncertainty remained as to potential inclusion of any Conflict Minerals contained in materials purchased from a supplier for the Covered Products, the supplier was considered in scope.  After the analysis, we identified 94 suppliers to be in scope and subject to further due diligence.

We surveyed the 94 in-scope suppliers using the Template. Eighty-nine of the surveyed suppliers responded, and we continue to follow up with the five suppliers who have not responded. The responses included 82 EICC/GeSI declarations and seven Conflict Minerals Policies.  Thirty-seven suppliers provided smelter documentation.  Among the suppliers providing smelter documentation, 460 smelter IDs were provided, of which 423 have been verified by CFSI (as defined below) as Conflict Free Smelters.  The remaining 37 smelter IDs provided have not been verified by CFSI. Please refer to Appendix A for additional information regarding smelter names, country location, and metal.

We do not have a direct relationship with smelters and refiners, nor do we perform direct audits of these entities that provide us with Conflict Minerals through our supply chain. We rely upon industry efforts, such as EICC and Conflict-Free Sourcing Initiatives (“CFSI”), to influence smelters and refineries to become certified through the Conflict-Free Smelter (“CFS”) program.

4.              Reasonable Country of Origin Inquiry (“RCOI”)

We analyzed our products and found that Conflict Minerals can be found in the Covered Products.  Therefore, the Covered Products are subject to the reporting obligations of the Rule and are covered by this Report.  Hardware purchased for installation with our systems technology products is not manufactured or contracted for manufacture by us and consequently such products are not subject to the Rule or covered by this Report.

In connection with the RCOI, we determined that it may take time for some of our suppliers to verify the origin of Conflict Minerals they supply directly or indirectly to us for use in our products as some of the suppliers source material from many sub-suppliers.  Further, as part of the RCOI process, we adopted the CFSI industry approach and traced back the origin of Conflict Minerals by identifying smelters, refineries or recyclers and scrap supplier sources. We used the CFSI and its CFS program to trace the mine of origin of the Conflict Minerals to its original source. The CFS program audits smelters and refineries to ensure that all certified smelters and refineries only use ores that are DRC conflict free.

The 37 suppliers that provided smelter documentation to us indicated that none of the Conflict Minerals originated from any of the Covered Countries.

Appendix A

Metal	Smelter Name	Smelter Country
Gold	Western Australian Mint trading as the Perth Mint	AUSTRALIA
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Johnson Matthey Limited	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Xstrata Canada Corporation	CANADA
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Metalor Technologies SA	SWITZERLAND
Gold	PAMP SA	SWITZERLAND
Gold	Valcambi SA	SWITZERLAND
Gold	PX Précinox SA	SWITZERLAND
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Gold	The Refinery of Shandong Gold Mining Co.. Ltd	CHINA
Gold	Zhaoyuan Gold Mine	CHINA
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation (Zhongjin Gold Corporation Limited)	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Aurubis AG	GERMANY
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	Heraeus Ltd Hong Kong (Heraeus Technology Center)	HONG KONG
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Chimet SpA	ITALY
Gold	Asahi Pretec Corp	JAPAN
Gold	Dowa Metals & Mining Co. Ltd	JAPAN
Gold	KOJIMA CHEMICALS CO.,LTD.	JAPAN
Gold	Japan Mint	JAPAN
Gold	JX Nippon Mining & Metals Co.Ltd	JAPAN
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Tokyo Melters Assayers	JAPAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Kojima Chemicals Co. Ltd	JAPAN

Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Chugai Mining	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Torecom	KOREA, REPUBLIC OF
Gold	DAEJIN INDUS CO., LTD	KOREA, REPUBLIC OF
Gold	DO SUNG CORPORATION	KOREA, REPUBLIC OF
Gold	Hwasung CJ Co., Ltd	KOREA, REPUBLIC OF
Gold	Korea Metal	KOREA, REPUBLIC OF
Gold	SAMWON METALS corp.	KOREA, REPUBLIC OF
Gold	Caridad	MEXICO
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Schone Edelmetaal	NETHERLANDS
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Boliden AB	SWEDEN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Istanbul Gold Refinery	TURKEY
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Materion Advanced Metals	UNITED STATES
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Ohio Precious Metals	UNITED STATES
Gold	Sabin Metal Corp.	UNITED STATES
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Kennecott Utah Copper	UNITED STATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Tin	Metallo Chimique	BELGIUM
Tin	EM Vinto	BOLIVIA
Tin	OMSA	BOLIVIA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	White Solder Metalurgia	BRAZIL
Tin	Cooper Santa	BRAZIL
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Gejiu Zi-Li	CHINA
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA

Tin	Jiangxi Nanshan	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Yunnan Chengfeng	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	Mitsubishi Material Corporation	JAPAN
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Minsur	PERU
Tin	Fenix Metals	POLAND
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	Thaisarco	THAILAND
Tin	Cookson	UNITED STATES

Tantalum	Duoluoshan	CHINA
Tantalum	F&X	CHINA
Tantalum	JiuJiang Tambre Co. Ltd.	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tantalum	RFH	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Taki Chemicals	JAPAN
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Telex	UNITED STATES
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Ganzhou Huaxing Tungsten	CHINA
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	DAYU WEILIANG TUNGSTEN CO.,LTD	CHINA
Tungsten	FUJIAN JINXIN TUNGSTEN CO.,LTD	CHINA
Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	Kennemetal Inc	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Tungsten	Kennametal Huntsville	UNITED STATES
Gold	Bauer Walser AG	GERMANY

Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery — Glencore Canada Corporation	CANADA
Gold	Yunnan Copper Industry Co Ltd	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA
Gold	China National Gold Group Corporation	CHINA
Tin	China Rare Metal Materials Company	CHINA
Gold	Colt Refining	UNITED STATES
Tin	Alpha	UNITED STATES
Tin	CV Gita Pesona	INDONESIA
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Tin	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Tin	Estanho de Rondônia S.A.	BRAZIL
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Gold	Heraeus Ltd. Hong Kong	HONG KONG

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE

Tantalum	Mineração Taboca S.A.	BRAZIL
Tin	Mitsubishi Materials Corporation	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA

Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tin	Rui Da Hung	TAIWAN
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tin	PT Inti Stania Prima	INDONESIA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Plansee SE Liezen	AUSTRIA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA

Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Gold	Coldeco	CHILE
Gold	Suzhou Xingrui Noble	CHINA
Gold	Pan Pacific Copper Co. LTD	JAPAN
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold	DAERYOUNG E&C	KOREA, REPUBLIC OF
Tin	CV Duta Putra Bangka	INDONESIA
Tin	Gold Bell Group	CHINA
Tin	Salzgitter	GERMANY
Tin	PT Bukit Timah	INDONESIA
Tin	CV DS Jaya Abadi	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tantalum	Plansee	AUSTRIA
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Tantalite Resources	SOUTH AFRICA
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tantalum	H.C. Starck Group	GERMANY
Tungsten	HC Starck GmbH	GERMANY
Tantalum	Kemet Blue Powder	UNITED STATES
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Gold	Royal Canadian Mint	CANADA
Tantalum	Tantalite Resources	SOUTH AFRICA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Gold	FAGGI ENRICO SPA	ITALY
Gold	Nihon Material Co. LTD	JAPAN